Exhibit 10.2

CONSENT AND WAIVER

This CONSENT AND WAIVER, dated as of November 6, 2014 (“Consent”), is made by Hercules Technology Growth Capital, Inc., a Maryland corporation, in its capacity as administrative agent (the “Agent”) under the Loan Agreement (as defined below) and the other Requisite Lenders thereunder, Amedica Corporation, a Delaware corporation (the “Borrower”) and US Spine, Inc. (the “Guarantor”).

WHEREAS, the Borrower entered into a Loan and Security Agreement dated as of June 30, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among the Agent, the other lenders from time to time party thereto (together with the Agent, the “Lenders”) and the Borrower;

WHEREAS, the Borrower desires to issue up to $1,000,000 in aggregate principal amount of promissory notes to be secured, on a basis junior to the security interest of the Agent under the Loan Agreement, by those assets of the Loan Parties that secure the Obligations under the Loan Agreement, and nominally payable on or about December 17, 2014 (the “Bridge Notes”, and the debt incurred thereby, the “Bridge Debt”), pursuant to a loan and security agreement (the “Bridge Loan Agreement”) to be entered into among the Borrower and Hampshire MedTech Partners II, LP (the “Bridge Lender”);

WHEREAS, the Bridge Debt shall be subordinated to the Obligations pursuant to a subordination agreement in the form attached hereto as Exhibit A (the “Subordination Agreement”) to be entered into by and among the Borrower, the Agent and the Bridge Lender;

WHEREAS, pursuant to the Loan Agreement, including Sections 7.1, 7.2 and 7.6 thereof, the Borrower and the other Loan Parties are prohibited from entering into the Bridge Loan Agreement, incurring the Bridge Debt and the liens associated therewith, and prepaying the Bridge Debt (collectively, the “Transactions”);

WHEREAS, the Borrower intends to raise capital from the sale of its non-redeemable Stock after date hereof but on or before December 31, 2014, resulting in gross cash proceeds to the Borrower of not less than $10,000,000 (the “Qualified Financing”);

WHEREAS, the Borrower has requested this Consent from the Agent and Requisite Lenders under the Loan Agreement to permit the Transactions;

WHEREAS, pursuant to Section 10.6(a) of the Loan Agreement, this Consent must be contained in a written agreement signed by the Borrower, the Agent, and the Requisite Lenders (or by the Agent with the consent of the Requisite Lenders); and

WHEREAS, the Agent and the other Requisite Lenders are willing to provide the consent and waiver described herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used and not defined in this Consent shall have the respective meanings given them in the Loan Agreement.

2. Consent. As of the Effective Date (defined in Section 4, below), notwithstanding the provisions of the Loan Agreement, including Sections 7.1, 7.2 and 7.6 thereof, or the provisions of any other Loan Document, subject to the terms of the Consent, the Requisite Lenders hereby consent to, and waive any Default or Event of Default that would be caused by, the entry into the Transactions by the Loan Parties, or any of them, including:

(a) The incurrence of the Bridge Debt and the Liens associated therewith;

(b) The execution, delivery and entry into the Bridge Notes, the Bridge Loan Agreement, the Subordination Agreement, and the documents and instruments related to each of the foregoing, and the performance of the obligations thereunder; and

(c) The full or partial repayment or prepayment of the Bridge Debt (including principal, interest and any other fees or charges with respect thereto) with the proceeds from the issuance of a Qualified Financing in accordance with the Subordination Agreement. For the avoidance of doubt, the Loan Parties agree that the Bridge Debt shall not be repaid or prepaid (i) at any time during the existence of a Default or an Event of Default, and (ii) until the earlier to occur of (A) Borrower’s receipt of the funds from a Qualified Financing, and (B) the repayment or prepayment in full of the Obligations, whether or not due (other than contingent indemnity claims).

3. Limitation. This Consent does not, and shall not be deemed to:

(a) Constitute a waiver of compliance by the Borrower or any other Loan Party with respect to any matter other than the Transactions; or

(b) Prejudice any right or remedy that the Agent or any other Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, other than pursuant to this Consent with respect to the Transactions.

4. Conditions Precedent. This Consent shall become effective upon the date (the “Effective Date”) on which the Agent shall have received:

(a) This Consent, duly executed and delivered by the Borrower, the Agent and each other Requisite Lender;

(b) The Subordination Agreement, duly executed and delivered by each of the parties thereto; and

(c) Payment by Borrower of Lender’s legal fees of $4,862.55, which payment shall be drawn on the date hereof pursuant to the Automatic Payment Authorization Agreement Borrower previously provided to Agent.

5. No Modifications. Nothing contained in this Consent shall be deemed or construed to amend, supplement or modify the Loan Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect, subject only to this Consent.

6. Incorporation By Reference. Section 10 of the Loan Agreement is hereby incorporated herein by reference, mutatis mutandis.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Waiver as of the date first set forth above.

BORROWER:

AMEDICA CORPORATION

By:
Name:
Title:

GUARANTOR:

US SPINE, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Consent and Waiver as of the date first set forth above.

AGENT AND LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name: Ben Bang
Title: Associate General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:
Name: Ben Bang
Title: Associate General Counsel

EXHIBIT A

Form of Subordination Agreement